Exhibit 99.1

November 11, 2003

PLUG POWER ANNOUNCES COMMON STOCK OFFERING

LATHAM, N.Y. – Plug Power Inc. (NASDAQ: PLUG) announced today that it has entered into agreements to sell 11,700,000 shares of its common stock to selected investors at $5.00 per share for aggregate proceeds to the Company of $58.5 million, before placement fees and other offering expenses. The proceeds of the offering will be used for general corporate purposes, including research and product development, manufacturing, market development, capital expenditures and working capital.

Citigroup Global Markets Inc. and Stephens Inc. are acting as exclusive placement agents in connection with the offering. The shares in the offering will be issued under the Company’s existing shelf registration statement filed with the Securities and Exchange Commission. A prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement relating to the offering may be obtained from the offices of Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Plug Power: Plug Power Inc. designs and develops on-site energy systems based on proton exchange membrane fuel cells. Plug Power’s strategic partners include GE Fuel Cell Systems, DTE Energy Technologies, Vaillant GmbH, Honda R&D Co., Ltd., Engelhard Corporation and Celanese Ventures. The Company’s headquarters are located in Latham, N.Y., with offices in Washington, D.C., and The Netherlands.

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This press release may contain statements, which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Plug Power’s future results of operations, Plug Power’s product development expectations or of Plug Power’s financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should not rely on forward-looking statements because Plug Power’s actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, Plug Power’s ability to develop commercially viable on-site energy products; the cost and timing of developing Plug Power’s on-site energy products; market acceptance of Plug Power’s on-site energy products; Plug Power’s reliance on its relationship with certain affiliates of General Electric (GEFCS); Plug Power’s ability to perform on its multi-generation product plan in a manner satisfactory to GEFCS; Plug Power’s ability to manufacture on-site energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power’s on-site energy products; the ability to raise and provide the necessary capital to develop, manufacture and market Plug Power’s on-site energy products; Plug Power’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; Plug Power’s ability to protect its intellectual property; Plug Power’s ability to lower the cost of its on-site energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power’s on-site energy products; fluctuations in the trading price and volume of Plug Power’s common stock and other risks and uncertainties discussed under the heading “Factors Affecting Future Results” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2002, dated March 31, 2003 and filed with the Securities Exchange Commission on March 31, 2003, and the reports Plug Power files from time to time with the Securities and Exchange Commission. Plug Power does not intend to and undertakes no duty to update the information contained in this press release.